Exhibit  10.6
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Option Agreement")by and between TravelNow.com Inc., a Florida corporation, located at 318 Park Central Square, Suite 306, Springfield, Missouri 65806 (the "Company"), and Whit Ehrler, whose address is 3347 South Linden Court, Springfield, Missouri
65804("Executive")effective on August 23, 1999.

                                    RECITALS

     I. Executive as the Chief Financial Officer (CFO) is an employee of the Company that owns less than ten percent (10%) of the outstanding stock of the Company and is not a Director of the Company.

     II. The Board of Directors has authorized the granting to Executive the right but not the obligation ("Option") to purchase shares of the Company's Common Stock, no par value ("Stock"), upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     III. The parties to this Agreement acknowledge that on or about July 27, 1999, the Company merged into a Florida corporation, Sentry Accounting, Inc. ("Sentry"), a fully reporting public company under the Securities Exchange Act of 1934 ("Exchange Act") requiring the filing of various reports on Securities Exchange Commission forms. Sentry is the surviving entity with fifty million (50,000,000) shares of common stock, no par value, and twenty-five million shares of preferred stock, no par value, authorized by its Articles of Incorporation. Sentry changed its name to TravelNow.com Inc. and ten million three hundred twenty-four thousand three hundred four (10,324,304) shares of common stock, no par value, are issued and outstanding. Two million five hundred seventy-two thousand five hundred two (2,572,502) shares are registered and freely tradeable and seven million seven hundred fifty-one thousand eight hundred two (7,751,802) are restricted.

     IV. The parties to this Option Agreement acknowledge the need to remain at all times in full compliance with the requirements of the Exchange Act and the Internal Revenue Code ("Code").

     V. The Employee is being granted five (5) separate options to purchase fifty thousand (50,000) shares of the Company's restricted Common Stock, no par value ("Shares"), each having a distinct option price ("Exercise Price") and exercise date ("Exercise Date").

                                    AGREEMENT

     1. Shares/Price. Company hereby grants to Executive the right to purchase, upon and subject to the terms and conditions stated in this Option Agreement, the number of shares of Stock referred to in subparagraphs 3(a) through 3(e) below for cash at the price per Share set forth in subparagraphs 3(a) through 3(e) titled Option One, Option Two, Option Three, Option Four and Option Five.

     2. Term of Options; Continuation of Service. The termination date of this Option Agreement ("Expiration Date")shall be the earlier of the following: (1) the date of termination upon the occurrence of an event under paragraph 6 or 7, or (2) the Fifth Anniversary date of this Option Agreement provided that the termination date for any installment exercisable on the Fifth Anniversary Date of this Option Agreement shall be the ninetieth day after the Fifth Anniversary date of this Option Agreement. Nothing contained herein shall confer upon Executive the right to the continuation of Executive's employment by the Company or to interfere with the right of the Company to terminate such employment or to increase or decrease the compensation of Executive from the rate in existence at the date hereof.

     3. Option Information. Options One through Five referred to in subparagraphs 3.(a) through 3.(e)may sometimes collectively be referred to as ("Options").

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          (a) Option One

              (1) Date of Grant: August 23, 1999
              (2) Number of Shares: Fifty Thousand (50,000)
              (3) Exercise Price: One Dollar and 50/100 ($1.50) per share

          (b) Option Two

              (1) Date of Grant: August 23, 1999
              (2) Number of Shares: Fifty Thousand (50,000)
              (3) Exercise Price: One Dollar and 50/100 ($1.50) per share

          (c) Option Three

              (1) Date of Grant: August 23, 1999
              (2) Number of Shares: Fifty Thousand (50,000)
              (3) Exercise Price: Fifteen Dollars ($15.00) per share

          (d) Option Four

              (1) Date of Grant: August 23, 1999
              (2) Number of Shares: Fifty Thousand (50,000)
              (3) Exercise Price: Thirty Dollars ($30.00) per share

          (e) Option Five

              (1) Date of Grant: August 23, 1999
              (2) Number of Shares: Fifty Thousand (50,000)
              (3) Exercise Price: Forty-Five Dollars ($45.00) per share

     4. Exercise of Options One through Five.

     4.1. Subject to the provisions of paragraphs 6 and 7 of this Option Agreement, Options One through Five may be exercised as set forth in subparagraphs 4(a) and 4(b).

          (a) Options One, Two, Four and Five may each be exercised by Executive during the term of Executive's employment by the Company in three (3) equal installments. The first installment may be exercised on the First Anniversary Date of this Option Agreement, the second and third installments may be exercised on the Second and Third Anniversary Dates of this Option Agreement.

          (b) Option Three may be exercised by Executive during the term of Executive's employment by the Company in three (3) equal installments. The first installment may be exercised on the Third Anniversary Date of this Option Agreement, the second and third installments may be exercised on the Fourth and Fifth Anniversary Dates of this Option Agreement.

     4.2. Cumulative Installments. The installments shall be cumulative, i.e.,Options One, Two, Three, Four and Five may be exercised, as to any or all shares covered by an installment with respect to that Option, at any time or times after an installment becomes exercisable and until expiration or termination as provided in paragraph 2 of this Option Agreement.

     5. Mechanics of Exercise of Option. Each Option shall be exercised by delivery to the Company of (a) written notice of exercise ("Notice of Exercise") stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the Notice (or such other consideration as has been approved by the Board of Directors) and (c) a written investment representation as provided for in paragraph 12 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Executive during his lifetime, except as provided in paragraph 7 hereof.


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     6. Termination of Employment; Termination of Option.

     6.1. Cessation of Employment. If Executive ceases to be employed by the Company for any reason, whether voluntarily or involuntarily, other than by his death, Executive (or if the Executive dies after such termination, but prior to such exercise date, Executive's personal representative or the person entitled to succeed to each Option) shall have the right at any time within three (3) months following such termination of employment or the remaining term of this Option Agreement, whichever is the lesser, to exercise in whole or in part the Option referred to in Section 4 of this Option Agreement to the extent, but only to the extent that these Options are exercisable as of the date of termination of employment and have not previously been exercised; provided, however: (a) if Executive is permanently disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination or if the Executive is terminated without cause, the foregoing three (3) month period shall be extended to six (6) months; or (b) if Executive is terminated "for cause" as that term is defined in Executive's Employment Agreement between the Executive and the Company, these Options shall automatically terminate as to all Shares covered by this Option Agreement not exercised prior to termination; or (c) if Executive is terminated without cause as provided in Section 8.1(4)(a)(i),(ii) or (iii) of Executive's Employment Agreement between the Executive and the Company Executive shall have the right to exercise any unexpired Option or Options without regard to the installment provisions of paragraph 4 within three months of the termination date.

     6.2. Termination of Option Agreement. Unless earlier terminated, all rights under this Option Agreement shall terminate in any event on the Expiration Date of this Option Agreement as provided in paragraph 2 hereof.

     7. Death of Executive. If the Executive shall die while in the employ of the Company, Executive's personal representative or the person entitled to Executive's rights hereunder may at any time within six (6) months after the date of Executive's death, or during the remaining term of this Option Agreement, whichever is the lesser, exercise any of these Options and purchase Shares to the extent, but only to the extent, that Executive could have exercised any of these Options as of the date of Executive's death.

     8. No Rights as Shareholder. Executive shall have no rights as a shareholder with respect to the Shares covered by any installment of these Options until the effective date of issuance of the Shares following exercise of any of these Options, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in paragraph 9 hereof.

     9. Recapitalization.

     9.1. Adjustments due to Recapitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each Option, and its Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed having been "effected without receipt of consideration by the Company."

     9.2. Termination or Extension of Option Agreement under Reorganization. In the event of a proposed (1) dissolution or liquidation of the Company, (2) a merger or consolidation in which the Company is not the surviving entity, or (3) a sale of all or substantially all of the assets or capital stock of the Company (collectively, (1), (2) and (3) shall be referred to as a "Reorganization"), this Option Agreement shall terminate immediately prior to the Effective Date of the Reorganization set by the Board of Directors, which date shall be no later than the consummation of such Reorganization (referred to as the "Event Date"). In such event, Executive shall have the right for a period commencing thirty
(30) days prior to the Event Date or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of paragraph 4; provided, however, that such exercise shall be subject to the consummation of such Reorganization.

     9.3. Reasonable Conversion of Option under Recapitalization. Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option Agreement thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option Agreement would have been entitled by reason of such merger or consolidation, and the installment provisions of paragraph 4 shall continue to apply.

     9.4. Par Value Status under Recapitalization. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option Agreement.

     9.5. Class of Stock under Recapitalization. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as herein before expressly provided in this paragraph 9, Executive shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option Agreement shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

     9.6. Right of Recapitalization or Change. The grant of these Options shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

     10. Taxation upon Exercise of Options. Executive understands that, upon exercise of these Options, Executive will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the Exercise Date, exceeds the Exercise Price. The acceptance of the Shares by Executive shall constitute an agreement by Executive to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Executive's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Executive to make a cash payment to cover such liability as a condition of the exercise of any of these Options.

     11. Modification, Extension and Renewal of Options. The Board of Directors may modify, extend or renew this Option Agreement or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option agreement in substitution therefore (to the extent not theretofore exercised), subject at all times, to the Code and the corporate securities rules of Florida and Missouri. Notwithstanding the foregoing provisions of this paragraph 11, no modification, without the consent of the Executive, shall alter to the Executive's detriment or impair any rights of Executive hereunder.

     12. Investment Intent; Restrictions on Transfer.

          (a) Investment Intention. Executive represents and agrees that if Executive exercises any of these Options in whole or in part, Executive will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of any of these Options in whole or in part, Executive (or any person or persons entitled to exercise the Options under the provisions of paragraphs 6 and 7 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option Agreement are registered under the Securities Act, either before or after the exercise of these Options in whole or in part, the Executive shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

          (b) Full Disclosure. Executive further represents that Executive has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

          (c) Legend. Unless and until the Shares represented by this Option Agreement are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stock transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

     13. Stand-off Agreement. Executive agrees that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Executive will not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) during any period that any of the foregoing activities, with respect to the Shares, would violate the Securities Act of 1933 or any rules or regulations promulgated thereunder.

     14. Notices. Any notice required to be given pursuant to this Option Agreement shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Executive at the address last provided by Executive for his employee records.

     15. Applicable Law. In the event either party brings an action against the other based on a controversy or claim arising out of or relating to this contract, or breach thereof, or for the purpose of resolving any dispute relating to the subject matter of this Agreement the parties agree that venue of the proceeding will be in Greene County, Missouri and the state or federal court in which the action is brought will have exclusive jurisdiction over the parties and this Agreement will be governed by and construed in accordance with the laws of Missouri applicable to contracts made and performed in Missouri. In the event the application of applicable corporate law of the state of Florida or any state or federal securities law would render any section or part of this Option Agreement inoperable or ineffective or void as a violation of law, the parties agree to modify or amend this Option Agreement with the good faith intention to bring this Option Agreement into full compliance with those laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

                                         TravelNow.com Inc.

                                         By:
                                         Jeff Wasson,
                                         Co-Chief Executive Officer

                                         Executive


                                         Whit Ehrler

By his or her signature, the spouse of Executive hereby agrees to be bound by the provisions of the foregoing STOCK OPTION AGREEMENT


Spouse of Whit Ehrler

                                   Appendix A

                               NOTICE OF EXERCISE

TravelNow.com Inc.
318 Park Central East, Suite306
Springfield, Missouri 65804

                                Re: Stock Option

     Notice is hereby given pursuant to Paragraph 4 of my Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Option Agreement:

Stock Option Agreement dated:

Number of shares being purchased:

Exercise Price:

     A check in the amount of the aggregate price of the shares being purchased is attached.

     I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws.

     I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

     Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.



                                               Whit Ehrler